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                                                                    EXHIBIT 10.4

                                BONUS AGREEMENT

         THIS BONUS AGREEMENT (this "Agreement") is made and entered into on the 23rd day of December, 1994, by and between INGLES MARKETS, INCORPORATED, a North Carolina corporation (the "Company"), and LANDY B. LANEY ("Employee").

                         W I T N E S S E T H  T H A T:

         WHEREAS, the parties desire to enter into an agreement with respect to certain bonus compensation to be paid by the Company to Employee.

         NOW THEREFORE, the parties, for and in consideration of the mutual and reciprocal covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do contract and agree as follows:

       1 .       Term.  The term of this Agreement (the "Term") shall commence on the date of this Agreement, and shall continue until the earlier of (i) the payment of the full amount of the Bonus (as defined below), or (ii) any voluntary termination by Employee of his employment by the Company that results in his being deemed to have earned none of the Bonus in accordance with this Agreement.

       2 .       Bonus.  The Company agrees to pay to Employee bonus
compensation of up to One Million Five Hundred Thousand and No/100 Dollars ($1,500,000) which shall be determined and, if earned, paid as follows (the "Bonus"):

                 A. Bonus Accrued. The Bonus shall accrue at a rate equal to Three Hundred Thousand and No/100 Dollars ($300,000.00) per year effective as of September 25, 1994 (the "Commencement Date").

                 B. Bonus Earned. Subject to Sections 2C, 2D, 2E, 2F and 2G, if Employee continues to be employed by the Company through and including September 25, 1999, Employee shall be deemed to have earned the full amount of the Bonus, which shall be an aggregate amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000).

                 C. Disability. If Employee shall become mentally or physically disabled (i.e., an illness more serious than periodic or minor illnesses or injuries) so as to be unable to perform his duties as an employee of the Company consistently on a full-time basis for a period of six (6) calendar months after the commencement of such disability, Employee shall be deemed to have earned a pro rata portion of the Bonus


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         calculated on a per diem basis from the Commencement Date to the effective date of his disability by multiplying (a) Three Hundred Thousand and No/100 Dollars ($300,000.00) by (b) the sum of (i) the number of full fiscal years between the Commencement Date and the effective date of his disability plus (ii) a fraction, the numerator of which is the number of days between the date on which his disability commences and the last day of the immediately preceding fiscal year of the Company, and the denominator of which is the number of days in the fiscal year in which his disability commences). Coverage of Employee, if any, under any major medical and hospitalization insurance provided by the Company for its employees shall not be adversely affected by this provision.

                 D. Death. If Employee shall die during the Term of this Agreement, then Employee shall be deemed to have earned (and the legal representative of his estate, or his designated beneficiary, as the case may be, shall receive) a pro rata portion of the Bonus calculated on a per diem basis from the Commencement Date to the date of his death by multiplying (a) Three Hundred Thousand and No/100 Dollars ($300,000.00) by (b) the sum of (i) the number of full fiscal years between the Commencement Date and the date of his death plus (ii) a fraction, the numerator of which is the number of days between the date of his death and the last day of the immediately preceding fiscal year of the Company, and the denominator of which is the number of days in the fiscal year in which his death occurs). Coverage of Employee, if any, under any major medical and hospitalization insurance provided by the Company for its employees shall not be adversely affected by this provision.

                 E. Termination of Employment. If Employee's employment by the Company shall be terminated by the Company at any time on or before September 25, 1999, whether with or without cause, Employee shall deemed to have earned the full amount of the Bonus, which shall be an aggregate amount equal to One Million Five Hundred Thousand and No/100 Dollars ($1,500,000).

                 F. Sale of the Company. Employee shall be deemed to have earned the full amount of the Bonus, which shall be an aggregate amount equal to One Million Five Hundred Thousand and No/100 Dollars ($1,500,000), if (a) a majority (more than 50%) of the voting rights or equity interest held by all of the holders of stock (of all classes) of the Company shall be held or controlled, directly or indirectly, other than by either Robert P. Ingle, any one or more members of his immediate family (with immediate family meaning for such purposes his spouse and his lineal descendants, which shall include for such purposes any adopted child of any such person), or the Ingles Markets, Incorporated Investment/Profit Sharing Plan, or some combination thereof, or (b) the Company


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         shall be otherwise sold (with "sold" for these purposes including taxable or nontaxable transactions of whatever form, including, without limitation, by merger, share exchange, consolidation, or sale of all or substantially all of the assets of the Company), and (c) if upon any such change of control or sale Employee shall give the Company
         (or its successor in interest) notice of his determination, in his sole discretion, that he no longer desires to continue to be employed by the Company or its successor in interest because of such sale or change in control.

                 G. Other Voluntary Termination of Employment. If Employee elects to voluntarily terminate his employment by the Company at any time on or before September 25, 1999, other than as provided in Sections 2C, 2D, or 2F, Employee shall be deemed to have earned none of the Bonus.

                 H. Payment of Bonus. If Employee continues to be an employee of the Company through and including September 25, 1999, $750,000.00 (fifty percent [50%] of the Bonus to which Employee is entitled) shall be paid to Employee on September 25, 1999, and the remaining $750,000.00 shall be paid to Employee on January 3, 2000. Otherwise, if Employee is entitled to be paid all or any portion of the Bonus pursuant to Section 2C, 2D, 2E, or 2F, he shall be paid fifty percent (50%) of the Bonus to which he is entitled reasonably promptly (and in no event later than thirty (30) days) after receipt by the Company of notice of the event giving rise to Employee's right to receive the Bonus (and in the event of Employee's death, notice of the name and address of his legal representative), and the remaining fifty percent (50%) on the first business day that is not in the same fiscal year and calendar year as the date on which the first fifty percent (50%) of the Bonus was paid to him.

       3 .       Not an Employment Agreement.  This Agreement shall not be
deemed to be an employment agreement and shall not be construed in any manner to obligate the Company to employ Employee, to obligate Employee to continue to be employed by the Company, or to address any aspect of Employee's employment obligations or the termination thereof other than as such events relate to payment or nonpayment of the Bonus.

       4 .       Waiver of Breach or Violation Not Deemed Continuing.  The
waiver by either party of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof.

       5 .       Notices.  Any and all notices required or permitted to be
given under this Agreement will be deemed given if in writing, on the third
(3rd) day after the notice is sent by certified U.S. mail, return receipt requested, (a) to Employee at the address






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indicated below Employee's signature hereto, or, (b) to the Company, to the address of the Company's principal office in Asheville, North Carolina. Either party shall have the right to change the address to which notice is to be sent by written notice to the other party as provided herein.

       6 .       Amendment; Law Governing.  This Agreement represents the
entire agreement between the parties with respect to the subject matter contained herein, and all agreements entered into prior hereto and any attempt at oral modification of this Agreement shall be void and of no effect. This Agreement may be amended only by a written instrument signed by the parties hereto which makes specific reference to this Agreement. This Agreement shall be construed in accordance with the laws of the State of North Carolina. If any part or portions hereof shall be determined to be invalid or illegal or unenforceable in whole or in part, neither the validity of the remaining part of such term or the validity of any other Term of this Agreement shall in any way be effected thereby.

       7 .       Item Headings.  The item headings contained in this Agreement are for convenience only and shall in no manner be construed as a part of this Agreement.

       8 .       Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and together shall constitute one in the same Agreement.

       9 .       Assignment; Binding Effect.  This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective executors, administrators, heirs, personal representatives, successors and assigns, but neither this Agreement nor any right hereunder may be assigned or transferred by either party thereto, any beneficiary or any other person, nor be subject to alienation, anticipation, sale, pledge, encumbrance, execution, levy or other legal process of any kind against Employee, his beneficiaries or any other person. Notwithstanding the foregoing, the Company shall assign this Agreement to any corporation or other business entities succeeding to substantially all the business and assets of the Company by merger, consolidation, sale of assets, or otherwise and shall obtain the assumption of this Agreement by such successor.

                        [signatures begin on next page]





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         IN WITNESS WHEREOF, the Company has hereunto caused this Agreement to be executed on the day and year first above written, by its duly authorized officers and its seal to be affixed and Employee has hereunto set his hand and seal on the day and year first above written.

EMPLOYEE:                            THE COMPANY:
- --------                             -----------

                                     INGLES MARKETS, INCORPORATED


/s/ Landy B. Laney      (SEAL)       By: /s/ Robert P. Ingle
- ------------------------                -----------------------------
LANDY B. LANEY                          ROBERT P. INGLE, Chairman

                                            (CORPORATE SEAL)

Address:
P.O. Box 6676, Highway 70,
Asheville, N.C. 28816





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